UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

CECO ENVIRONMENTAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

☒	No Fee Required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.
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	(4)	Date filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 11, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement of CECO Environmental Corp. (the “Company”), dated April 24, 2020, furnished to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, June 11, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 29, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Notice of Change of Location of

2020 Annual Meeting of Stockholders

To be held on June 11, 2020

To the Stockholders of CECO Environmental Corp.:

Due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, employees, and other associates, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of CECO Environmental Corp. (the “Company”) has been changed to be held solely through virtual participation via webcast, as noted as a possibility in the Company’s proxy statement filed with the Securities and Exchange Commission on April 24, 2020 (the “Proxy Statement”). The Annual Meeting will continue to be held on Thursday, June 11, 2020 at 8:00 a.m. CDT.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to attend and participate in the Annual Meeting if you were a stockholder at the close of business on April 15, 2020, the record date.

If you are a stockholder, you must enter the 16-digit control number found on your proxy card or your voting instruction form previously sent to you to vote in advance of or during the Annual Meeting and/or to attend and participate in the Annual Meeting. (If your shares are held in an account at a broker, bank or other similar organization and you previously requested a legal proxy from such organization, you may also use such legal proxy to vote at and/or attend and participate in the Annual Meeting.) If you have already voted, you do not need to vote again. Whether or not you plan to attend and participate in the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described in the previously distributed proxy materials. The proxy card or voting instruction form included with the proxy materials previously distributed may continue to be used to vote your shares in connection with the Annual Meeting.

For more information about the virtual Annual Meeting, please refer to the “Additional Information About the Virtual Annual Meeting” section on the next page of this Notice.

By Order of the Board of Directors,

Jason DeZwirek

Chairman of the Board of Directors

Additional Information About the Virtual Annual Meeting

Attendance and Participation

Our virtual Annual Meeting will be conducted on the internet via webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CECE2020. Stockholders will be able to vote their shares electronically during the Annual Meeting.

Stockholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number included on their proxy card or voting instruction form. The Annual Meeting will begin promptly at 8:00 a.m. CDT. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 7:45 a.m. CDT.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Questions and Information Accessibility

Stockholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CECE2020, typing your question into the “Ask a Question” field, and clicking “Submit.”

Questions pertinent to the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our Investor Relations website, www.cecoenviro.com/Investor, as soon as practical after the Annual Meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting, including the list of our stockholders of record, will be available at www.virtualshareholdermeeting.com/CECE2020. In addition, the list of stockholders entitled to vote at the meeting will be available during the virtual annual meeting for inspection by stockholders for any legally valid purpose related to the annual meeting at www.virtualshareholdermeeting.com/CECE2020 using your control number.  To view the list for such purposes during the 10 days prior to the meeting, please contact Investor.Relations@OneCECO.com.

Technical Difficulties

Information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/CECE2020 starting at 7:45 a.m. CDT on June 11, 2020 through the conclusion of the Annual Meeting.